DRAFT –
For discussion purposes only;
Subject to accounting and legal diligence

Special Committee Discussion Materials Prepared for:

Project Nestor

January 5, 2021

Preliminary – Subject to Modification

KEEFE, BRUYETTE & WOODS
A Stifel Company

General Information and Limitations

These materials (the "Materials") have been prepared by Keefe, Bruyette & Woods, Inc. ("KBW") for the exclusive use of the special committee (the "Committee") of the board of directors (solely in such capacity) of National Holdings Corporation (the "Company"), in connection with KBW's presentation to the Committee at a meeting to be held on January 5, 2021. The Materials has been prepared in connection with KBW's engagement to provide certain financial advisory and investment banking services.

The Materials contain information obtained from publicly available sources and from materials provided to KBW by the Company, and KBW expressly disclaims any responsibility for, or liability in connection with, such information. In preparing the Materials, we have, with the consent of the Company, assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information reviewed by us, and we have not assumed any responsibility or liability for independent verification of, or the accuracy or completeness of, such information. KBW did not conduct any independent verification or any appraisal or physical inspection of properties, assets or liabilities or evaluate the solvency, financial capability or fair value of the Company under any state or federal laws, including those relating to bankruptcy, insolvency or other matters, and is not expressing a view or opining as to any terms of any transaction undertaken by the Company.

Any implied values contained in the Materials are preliminary. Any valuation is only an approximation, subject to uncertainties and contingencies which are difficult to predict and beyond the control of the firm preparing such valuation. A valuation is not intended to be, and should not be construed in any respect as, a guaranty of value. Estimates of the financial value of companies such as the Company do not purport to be appraisals or necessarily reflect the prices at which companies or securities actually may be sold or acquired. In performing its analysis, KBW evaluated the Company on a going concern basis and did not estimate, and expresses no view regarding, the liquidation value of the Company or any of its assets or liabilities. The Materials are based upon economic, market and other conditions as they exist and can be evaluated as of its date (or such other dates as reflected therein) and utilizes several analyses and techniques, some of which are solely illustrative. It is understood that subsequent developments may affect the Materials and that KBW does not have an obligation to replicate, revise or reaffirm the Materials. There is currently widespread disruption, extraordinary uncertainty and unusual volatility arising from the effects of the COVID-19 pandemic, including the effect of evolving governmental interventions and non-interventions. KBW makes no representation or warranty regarding, and assumes no responsibility or liability for, the adequacy or accuracy of the Materials for any purpose. The Materials do not contain advice in any respect as to the legal, regulatory, tax or accounting consequences of any potential strategic alternatives or transactions on the Company or the Company's shareholders, and it is the responsibility of such parties to obtain advice on such matters from other qualified professionals. The Materials are not intended to, and do not, constitute a fairness opinion.

The Materials and the information contained herein have been prepared for the Committee and may not be used by any other person except with the express prior written consent of KBW. Any party receiving these materials (other than the Committee), absent the express prior written consent of KBW, is not authorized to rely on these materials for any purpose. The Company acknowledges that it shall not disclose to any person the existence of the Materials, any view expressed by KBW in connection herewith (in writing or otherwise) or any portion hereof or thereof, or KBW's engagement, without KBW's express written consent. The Materials, and the materials and financial models (if any) used by KBW in preparing the Materials, have been developed by and are proprietary to KBW and are protected under applicable copyright laws. Not in limitation of any of the foregoing, any recipient thereof, or reproduce, distribute or make publicly available all or any portion of the Materials or such models (if any) or other materials contained therein without the prior written consent of KBW.

Situation Overview

- On November 11, 2020, Bryant Riley sent a letter to the Special Committee of the Board of Directors of National Holdings Corporation (the "Company" or "Alpha") outlining RILY's ("Omega") willingness to tender for outstanding shares at $2.75 / share

- The Board of Directors of the Company held a board meeting on December 10, 2020

- KBW had a discussion with the management team of the Company on December 23, 2020

  - Management provided KBW with a high-level update on the business, highlighting substantive events that occurred after September 30, 2020

- KBW received from management a preliminary draft of the 10-K and carry shares price matrices for Palantir and Airbnb on December 24, 2020

- On December 29, 2020, Alpha filed its 10-K filing, which included a high-level discussion on the one-time gain associated with the Private Shares business

  - As reported in its 10-K: *"Unrecognized Carried Interest (Unaudited) - Based on the investment performance of the Funds as of September 30, 2020, unrecognized carried interest under a hypothetical distribution was $8,086,000 and the related compensation expense associated was $5,651,000. Based on current market values, at December 24, 2020, unrecognized carried interest and related compensation expense under a hypothetical distribution would increase to $49,776,000 and $34,412,000, respectively. Carried interest is dependent on the market and will fluctuate until a distribution event occurs."*

Comparison of Performance Metrics

6/29/2020 Discussion Materials vs. Current

Performance Metrics (6/29/2020 Discussion Materials vs. Current)

$ in 000s	Alpha		Delta	Mid and Large-Cap. Wealth-Focused BDs[4]		Delta	Small Cap Diversified BDs[4]		Delta
	6/29/2020 Discussion Materials[1]	Current[2]	(% Change)	6/29/2020 Discussion Materials[1]	Current[2]	(% Change)	6/29/2020 Discussion Materials[1]	Current[2]	(% Change)
Market Data:									
Closing Price ($)	$1.90	$3.04	60%			42%			66%
Market Capitalization	$25,606	$41,464	62%	$5,738,942	$8,193,680	43%	$244,432	$389,290	59%
Market Cap. / LTM Revenue	0.1x	0.2x	61%	1.0x	1.5x	54%	0.4x	0.5x	29%
Price / Book	0.5x	0.9x	63%	1.3x	2.1x	63%	0.6x	0.9x	43%
Price / Tangible Book	0.9x	1.8x	102%	1.6x	2.5x	55%	0.7x	1.0x	40%
Performance Metrics:									
LTM Total Revenue	$213,859	$229,875	7%	$5,716,574	$5,738,252	0%	$509,778	$655,011	28%
LTM EBITDA	($96)	($4,859) (5)	(4961%)	$1,040,138	$934,029	(10%)	$41,918	$154,328	268%
LTM Operating Income[3]	($873)	($8,516)	(875%)	$875,449	$760,565	(13%)	($13,671)	$90,179	760%
Tangible Book	$29	$23	(21%)	$2,022,334	$2,171,044	7%	$56,393	$53,951	(4%)
Compensation Ratio (%)	85%	85%	(0%)	66%	68%	3%	62%	60%	(3%)
Non-Compensation Ratio (%)	15%	18%	22%	20%	21%	6%	52%	32%	(39%)
Operating Margin (%)[3]	(0%)	(4%)	(808%)	16%	13%	(15%)	(7%)	12%	267%
NI Margin (%)	(1%)	(3%)	(135%)	12%	10%	(14%)	(5%)	6%	226%

Source: SNL Financial, FactSet, S&P Capital IQ
Note: Financial data in U.S. dollars
(1) Financial data for the period ended 3/31/2020; Market data as of 6/26/2020
(2) Financial data for the period ended 9/30/2020; Market data as of 1/4/2021
(3) Operating Income: Revenue – Operating Expenses

(4) Represents the median of group
(5) Includes $355k of professional fees related to the Omega proposal

Comparison of Trading Metrics

6/29/2020 Discussion Materials vs. Current

Trading Metrics (6/29/2020 Discussion Materials vs. Current)

	6/29/2020 Discussion Materials[1]			Current[2]			Delta (% Difference)[3]		
		Price /			Price /			Price /	
Ticker	Price ($)	LTM Rev.	TBV	Price ($)	LTM Rev.	TBV	Price ($)	LTM Rev.	TBV
Mid and Large-Cap. Wealth-Focused Broker Dealers									
AMP	$147.03	1.4x	2.7x	$188.24	1.8x	3.7x	28%	29%	36%
RJF	$66.40	1.1x	1.5x	$94.03	1.6x	2.0x	42%	46%	31%
LPLA	$72.77	1.0x	NM[4]	$103.16	1.4x	NM[4]	42%	44%	NM[4]
SF	$29.81	0.8x	1.6x	$48.97[5]	1.3x	2.3x	64%[5]	65%	45%
WDR	$14.72	0.9x	1.6x	$25.32	1.5x	2.6x	72%	69%	65%
Low		**0.8x**	**1.5x**		**1.3x**	**2.0x**	**28%**	**29%**	**31%**
Average		**1.0x**	**1.8x**		**1.5x**	**2.7x**	**50%**	**51%**	**44%**
Median		**1.0x**	**1.6x**		**1.5x**	**2.5x**	**42%**	**46%**	**41%**
High		**1.4x**	**2.7x**		**1.8x**	**3.7x**	**72%**	**69%**	**65%**
Small Cap Diversified Broker Dealers									
RILY	$20.28	1.0x	NM[4]	$43.58	1.7x	NM[4]	115%	67%	NM[4]
COWN	$15.49	0.4x	0.9x	$25.64	0.5x	1.1x	66%	29%	21%
OPY	$19.37	0.2x	0.6x	$31.41	0.4x	0.9x	62%	59%	47%
JMP	$2.60	0.6x	1.0x	$3.93	0.8x	1.4x	51%	42%	43%
COHN	$10.40	0.2x	0.4x	$15.88	0.3x	0.6x	53%	15%	53%
Low		**0.2x**	**0.4x**		**0.3x**	**0.6x**	**51%**	**15%**	**21%**
Average		**0.5x**	**0.7x**		**0.7x**	**1.0x**	**69%**	**42%**	**41%**
Median		**0.4x**	**0.7x**		**0.5x**	**1.0x**	**62%**	**42%**	**45%**
High		**1.0x**	**1.0x**		**1.7x**	**1.4x**	**115%**	**67%**	**53%**
Alpha	**$1.90**	**0.1x**	**0.9x**	**$3.04**	**0.2x**	**1.8x**	**60%**	**61%**	**102%**

Source: SNL Financial, FactSet, S&P Capital IQ
Note: Financial data in U.S. dollars
(1) Market data as of 6/26/2020

(2) Market data as of 1/4/2021
(3) Calculated as the percent difference between market data as of 1/4//2021 and 6/26/2020
(4) Multiple is negative
(5) Adjusted for a three-for-two stock split; Additional shares distributed starting on 12/16/2020

Selected Public Company Historical Trading Statistics

Historical 1-Year Price / Tangible Book Value


5.0x
4.5x
4.0x
3.5x
3.0x
2.5x
2.0x
1.5x
1.0x
0.5x
0.0x
Alpha
Small-Cap Diversified Broker Dealers(1)
Mid & Large-Cap Wealth Focused Broker Dealers(2)
2.7x
1.8x
1.0x
1/2/2020
3/2/2020
5/2/2020
7/2/2020
9/2/2020
11/2/2020
1/2/2021

Price / TBV	Alpha	Small-Cap[1]	Mid & Large Cap[2]
Current (01/04/2021)	1.8x	1.0x	2.7x
30-Day Average	1.6x	1.0x	2.6x
60-Day Average	1.4x	0.9x	2.4x
90-Day Average	1.3x	0.8x	2.2x
1-Year Average	1.1x	0.7x	2.1x

Historical 1-Year LTM Price / Revenue

Price / LTM Revenue	Alpha	Small-Cap[1]	Mid & Large Cap[2]
Current (01/04/2021)	0.2x	0.7x	1.5x
30-Day Average	0.2x	0.7x	1.5x
60-Day Average	0.1x	0.7x	1.4x
90-Day Average	0.1x	0.6x	1.3x
1-Year Average	0.1x	0.6x	1.2x


3.5x
3.0x
2.5x
2.0x
1.5x
1.0x
0.5x
0.0x
1.5x
0.7x
0.2x
1/2/2020
3/2/2020
5/2/2020
7/2/2020
9/2/2020
11/2/2020
1/2/2021

Source: S&P Capital IQ, S&P Market Intelligence as of 1/4/2021
(1) Average of Small-Cap Diversified Broker-Dealers consisting of COHN, COWN, JMP, RILY, OPY
(2) Average of Mid & Large-Cap Wealth-Focused Broker-Dealers consisting of AMP, LPLA, RJF, SF, WDR

Palantir Carry Shares Update

- The Private Shares business originates and manages funds that invest in single issuer's securities at a set price as follows, per Company management:
  - The shares are placed through the Company's retail and institutional sales channels
  - The Company earns placement agent fees and carried interest from the funds
    - For placement agent fees, the Company receives a cash fee of generally 7% to 10% of the amount of raised capital for the funds and the fee is recognized at the time the placement services occurred and is booked as investment banking revenue
    - The Company receives carried interest as a percentage allocation (8% to 15%) of the profits of the funds as compensation for asset management services provided to the funds and is recognized at the time of distribution; Carried interest proceeds are dependent on the share price at the end of the holding period
    - Once fund investors have received distributions in an amount equal to 100% of their total capital contributions, the Company as the manager of the funds will be entitled to share in any profits of the funds at the carried interest percentage
    - The fee arrangements are not considered variable interests and accordingly, the Company does not consolidate such VIEs
  - The funds intend to hold the investments until an IPO or similar liquidity event within 1-5 years from the date of investment
  - The funds intend to make distributions to its investors, estimated to be ~6 months following the IPO or liquidity event
- The pre-IPO shares of Palantir are held in six funds, each holding a set number of shares. The six funds with their respective carried interest are as follows, per Company management:
  - NAM Special Situations Fund II, LLC: 8.00% carried interest
  - NAM Special Situations Fund I QP – Palantir Series I: 8.00% carried interest
  - NAM Special Situations Fund I QP – Palantir Series II: 15.00% carried interest
  - Innovation X Holdings QP, LLC – Palantir Series I: 10.00% carried interest
  - Innovation X Holdings Series 2020-1 QP, LLC: 10.00% carried interest
  - Innovation X Holdings V, LLC: 10.00% carried interest
- Per Company management, Bryant Riley is already familiar with the Private Shares business and its holdings
- Selected additional diligence and discussion items:
  - Tax treatment and timing of the potential proceeds from realization of the carried interest in the Private Shares funds
  - The options strategy that is being utilized to hedge the potential proceeds from the carried interest
  - References to a hedge fund buyer for the shares

Palantir Carry Shares Update *(Cont'd)*

- Palantir (NYSE: PLTR) listed on September 30, 2020 at $10.00 / share and rose to $23.37 / share[1] with a 30 day average price of $25.61 / share[1]
- The Company's Private Shares business has held pre-IPO shares of Palantir and is expecting to receive proceeds from carried interest across its six funds. Per Company management, if Palantir's share price is $28.00 / share, they would expect to receive 502,772 shares with a total pre-tax value of $14.1M ($10.1M post-tax value, assuming a 28.0% tax rate)
  - Per discussions with Company management, Omega has been providing an options strategy to collar the proceeds from the carried interest
  - Per Company management, the strategy is hedged to maintain the proceeds from $28.00 / share
  - Per Company management, gain from the carried interest will be realized by the end of the 2nd fiscal quarter
- The Private Shares business also holds pre-IPO shares of Airbnb (NASDAQ: ABNB). The proceeds from Airbnb's shares at the current market value of $139.00 / share[1] would be 17,687 shares with a total pre-tax value of $2.5M ($1.8M post-tax value, assuming a 28.0% tax rate)
  - Per Company management, gain from the carried interest will be realized by the end of the 3rd fiscal quarter
- As of 6/30/2020, the Company reported a book value per share of $3.52. The Company's book value has declined to $3.42 / share as of 9/30/2020 due to a net loss of $1.9M for the three months ended 9/30/2020 and the conversion of RSUs to common shares

	As Reported,		Illustrative Pro Forma Adjustments for Palantir Carry Shares			Illustrative Pro Forma Balance Sheet (9/30/2020)		
			Palantir Share Price			Palantir Share Price		
($ in Thousands)	6/30/20	9/30/20	$26.00	$27.00	$28.00	$26.00	$27.00	$28.00
ASSETS								
Cash	$ 30,594	$ 27,327	$ 9,226	$ 9,681	$ 10,136	$ 36,553	$ 37,008	$ 37,463
Total Assets	**$ 106,174**	**$ 107,237**				**$ 116,463**	**$ 116,918**	**$ 117,373**
LIABILITIES AND STOCKHOLDERS' EQUITY								
Total Liabilities	**$ 58,424**	**$ 60,602**				**$ 60,602**	**$ 60,602**	**$ 60,602**
Additional paid-in-capital	92,336	93,079	$ 9,226	$ 9,681	$ 10,136	102,305	102,760	103,215
Total Alpha Stockholders' Equity	$ 47,750	$ 46,635				$ 55,861	$ 56,316	$ 56,771
Total Stockholders' Equity	**$ 47,750**	**$ 46,635**				**$ 55,861**	**$ 56,316**	**$ 56,771**
Total Liabilities and Stockholders' Equity	**$ 106,174**	**$ 107,237**				**$ 116,463**	**$ 116,918**	**$ 117,373**
Book Value per Share	$3.52	$3.42	$0.68	$0.71	$0.74	$4.10	$4.13	$4.16
BVPS Accretion / Dilution (%)						*20%*	*21%*	*22%*
Tangible Book Value per Share	$2.17	$1.66	$0.68	$0.71	$0.74	$2.34	$2.37	$2.41
TBVPS Accretion / Dilution (%)						*41%*	*43%*	*45%*

Note: Illustrative pro forma adjustments assume an effective annual tax rate of 28.0%, per Company management
Note: Illustrative pro forma adjustments only represent the balance sheet carry and do not account for fees and commissions around the holdings to the brokers (which would have a subsequent trick-down effect on the P&L)
Note: Illustrative data does not account for selling expenses, hedging costs or potential market discount
(1) As of 1/4/2021

Alpha Illustrative Valuation Comparison

Comparison of Illustrative Valuation to Current Tender Offer Proposal

	Price ($)	Prem. / (Disc.) to Current Tender Offer Proposal ($2.75/sh)
Pre-Announcement Stock Price (4/29/2020)	$1.33	(51.6%)
Initial Tender Offer Proposal (4/30/2020)	$2.00	(27.3%)
Current Tender Offer Proposal (11/11/2020)	$2.75	0.0%
Pre-10K Filing Stock Price (12/29/2020)	$2.73	(0.8%)
Current Stock Price (01/04/2021)	$3.04	10.5%
$2.75 + 25% of $0.74[1]	$2.94	6.7%
$2.75 + 50% of $0.74[1]	$3.12	13.5%
$2.75 + 75% of $0.74[1]	$3.31	20.2%
$2.75 + 100% of $0.74[1]	$3.49	26.9%

(1) Represents current tender offer **plus** a hypothetical percentage of the illustrative pro forma adjustments to book value assuming PLTR share price of $28.00 / share

Preliminary – Subject to Modification

Appendix

Alpha Stock Price Performance

Historical Stock Price Since 1/1/2020



$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
1/2/2020
2/2/2020
3/2/2020
4/2/2020
5/2/2020
6/2/2020
7/2/2020
8/2/2020
9/2/2020
10/2/2020
11/2/2020
12/2/2020
1/2/2021
Covid-19 Sell-Off
4/30/2020 Omega's Chairman and Co-CEO writes letter to Alpha's Board of Directors to purchase remaining non-management shares at $2.00 / share Share price: $1.37 / share
7/24/2020 Omega submits a revised proposal to acquire all shares not owned by Omega at $2.75/share Share price: $1.99 / share
8/26/2020 Omega's Chairman and Co-CEO withdraws the prior proposal to acquire the shares not owned by Omega Share price: $2.39 / share
9/18/2020 Activist investor Daniel Asher increases his shareholder percentage in Alpha and seeks to engage with the company's board regarding shareholder representation and certain leadership changes. Asher owns a total of 19.55% of Alpha's common stock under his name and under Sphinx Trading LP, Equitec Proprietary Markets LLC and Oakmont Investments LLC Share price: $2.08 / share
11/11/2020 Omega's Chairman and Co-CEO sent a letter to the Special Committee of the Board of Directors of Alpha outlining his willingness to tender for outstanding shares at $2.75 / share Share price: $1.84 / share
12/8/2020 Daniel Asher increases his shareholder percentage of Alpha to 22.14% Share price: $2.63 / share
12/29/2020 Alpha files its 10-K, disclosing potential benefit from Palantir and Airbnb public offerings Share price: $2.73 / share
12/30/2020 Alpha's stock price reaches its 90-day high of $3.42 / share Share price: $3.42 / share
$3.04

Source: S&P Capital IQ, S&P Market Intelligence as of 1/4/2021

Recent Multiple Performance

Company	Ticker	Pre-COVID Peak (2/21/2020) Price ($)	Pre-COVID Peak Price / LTM Rev.	Pre-COVID Peak Price / TBV	Initial Omega Letter (4/30/2020) Price ($)	Initial Omega Letter Price / LTM Rev.	Initial Omega Letter Price / TBV	6/29/2020 Discussion Materials Price ($)	6/29/2020 Price / LTM Rev.	6/29/2020 Price / TBV	Current (01/04/2021) Price ($)	Current Price / LTM Rev.	Current Price / TBV
Mid and Large-Cap. Wealth-Focused Broker Dealers													
Ameriprise Financial, Inc.	AMP	$175.43	1.7x	3.9x	$114.94	1.1x	2.1x	$147.03	1.4x	2.7x	$188.24	1.8x	3.7x
Raymond James Financial, Inc.	RJF	97.61	1.7	2.2	65.92	1.1	1.5	66.40	1.1	1.5	94.03	1.6	2.0
LPL Financial Holdings Inc.	LPLA	94.86	1.3	NM[2]	60.22	0.8	NM[2]	72.77	1.0	NM[2]	103.16	1.4	NM[2]
Stifel Financial Corp.	SF	44.47	1.4	2.4	29.52	0.9	1.7	29.81	0.8	1.6	48.97	1.3	2.3
Waddell & Reed Financial, Inc.	WDR	16.10	1.0	1.6	14.55	0.9	1.6	14.72	0.9	1.6	25.32	1.5	2.6
	Low	**$16.10**	**1.0x**	**1.6x**	**$14.55**	**0.8x**	**1.5x**	**$14.72**	**0.8x**	**1.5x**	**$25.32**	**1.3x**	**2.0x**
	Average	**85.69**	**1.4x**	**2.5x**	**57.03**	**1.0x**	**1.7x**	**66.15**	**1.0x**	**1.8x**	**91.94**	**1.5x**	**2.7x**
	Median	**94.86**	**1.4x**	**2.3x**	**60.22**	**0.9x**	**1.6x**	**66.40**	**1.0x**	**1.6x**	**94.03**	**1.5x**	**2.5x**
	High	**175.43**	**1.7x**	**3.9x**	**114.94**	**1.1x**	**2.1x**	**147.03**	**1.4x**	**2.7x**	**188.24**	**1.8x**	**3.7x**
% Prem. / (Disc.) to Current[1]		**0.9%**	**(8.0%)**	**(8.0%)**	**(36.0%)**	**(40.6%)**	**(34.7%)**	**(29.4%)**	**(35.0%)**	**(35.4%)**	**-**	**-**	**-**
Small Cap Diversified Broker Dealers													
B. Riley Financial, Inc.	RILY	$26.91	1.3x	NM[2]	$19.89	1.2x	NM[2]	$20.28	1.0x	NM[2]	$43.58	1.7x	NM[2]
Cowen Inc.	COWN	16.96	0.6	0.9	10.95	0.3	0.6	15.49	0.4	0.9	25.64	0.5	1.1
Oppenheimer Holdings Inc.	OPY	27.50	0.4	0.8	20.58	0.3	0.6	19.37	0.2	0.6	31.41	0.4	0.9
JMP Group LLC	JMP	3.25	0.6	1.0	2.50	0.6	0.9	2.60	0.6	1.0	3.93	0.8	1.4
Cohen & Company Inc.	COHN	4.20	0.1	0.2	4.18	0.1	0.2	10.40	0.2	0.4	15.88	0.3	0.6
	Low	**$3.25**	**0.1x**	**0.2x**	**$2.50**	**0.1x**	**0.2x**	**$2.60**	**0.2x**	**0.4x**	**$3.93**	**0.3x**	**0.6x**
	Average	**15.76**	**0.6x**	**0.7x**	**11.62**	**0.5x**	**0.6x**	**13.63**	**0.5x**	**0.7x**	**24.09**	**0.7x**	**1.0x**
	Median	**16.96**	**0.6x**	**0.9x**	**10.95**	**0.3x**	**0.6x**	**15.49**	**0.4x**	**0.7x**	**25.64**	**0.5x**	**1.0x**
	High	**27.50**	**1.3x**	**1.0x**	**20.58**	**1.2x**	**0.9x**	**20.28**	**1.0x**	**1.0x**	**43.58**	**1.7x**	**1.4x**
% Prem. / (Disc.) to Current[1]		**(33.9%)**	**14.3%**	**(11.6%)**	**(57.3%)**	**(34.5%)**	**(37.1%)**	**(39.6%)**	**(22.4%)**	**(28.8%)**	**-**	**-**	**-**
Alpha		**$2.60**	**0.2x**	**1.1x**	**$1.37**	**0.1x**	**0.6x**	**$1.90**	**0.1x**	**0.9x**	**$3.04**	**0.2x**	**1.8x**

Source: SNL Financial, FactSet, S&P Capital IQ as of 1/4/2021
Note: Financial data in U.S. dollars and based on most recently available public filing

(1) Multiple % Prem. / (Disc.) to Current based on medians of respective group
(2) Multiple is negative

Preliminary – Subject to Modification

Broker-Dealer Performance

Comparison of Current vs. 6/29/2020 Discussion Materials

Distribution of Alpha's Rankings Across All Performance Metrics (Based on % Quartile)

Current[(1)]



Alpha Current Performance Rank
0%
25%
50%
75%
100%
Quartile (%)

6/29/2020 Discussion Materials



Alpha 6/29/20 Performance Rank
0%
25%
50%
75%
100%
Quartile (%)

Alpha's Ranking by Performance Metric (Current vs. 6/29/2020 Discussion Materials)

	Metric ($000s)							Ratio (%)				Trading Stats	
	Total Revenue	Total Rev. - Comp. Exp.[(2)]	3-Year Avg. Rev. Growth (%)	AM & Wealth Advisory Revenue	IB Revenue	Total Rev. / Employee	Brokerage Rev. + AM & Wealth Adv. Rev. / FA	Comp. Ratio[(2)]	Non-Comp Ratio	Operating Margin[(3)]	NI Margin	3-Month Trading Volume (000s)	3-Month Trading Volume $ ($000s)[(4)]
Current													
	9/11	8/9	7/11	9/11	7/8	11/11	9/9	8/9	2/9	10/11	10/11	10/11	10/11
6/29/2020 Discussion Materials													
	9/11	7/9	6/11	8/11	7/8	11/11	9/9	8/9	2/9	8/11	7/11	11/11	11/11

(1) Represents data for the last 12 months ended 09/30/2020

(2) Excludes AMP and RILY, which do not publicly disclose compensation expense
(3) Operating Margin (%): (Revenue – Operating Expenses) / Revenue
(4) Calculated as Average 3-Month Trading Volume x Average 3-Month Share Price; Market data as of 1/4/2021

Selected Public Companies Data

Illustrative Implied Price per Share Matrix

Current[1]

	Valuation Multiple				Alpha	Illustrative Output [2]			
	Low	Average	Median	High	Metric ($M)	Low	Average	Median	High
Mid and Large-Cap. Wealth-Focused Broker Dealers									
P / LTM Revenue	1.3x	1.5x	1.5x	1.8x	$229.9	$22.55	$25.78	$25.61	$30.08
P / LTM EPS	8.9x	13.5x	14.7x	16.5x	($5.9) [3]	NM (< $0)	NM (< $0)	NM (< $0)	NM (< $0)
P / Book	1.4x	3.2x	2.1x	6.8x	$46.6	$4.93	$10.82	$7.24	$23.20
P / Tang. Book	2.0x	2.7x	2.5x	3.7x	$22.7	$3.28	$4.41	$4.12	$6.12
Small Cap Diversified Broker Dealers									
P / LTM Revenue	0.3x	0.7x	0.5x	1.7x	$229.9	$4.47	$12.28	$8.17	$28.47
P / LTM EPS	6.1x	6.6x	6.6x	7.1x	($5.9) [3]	NM (< $0)	NM (< $0)	NM (< $0)	NM (< $0)
P / Book	0.6x	1.5x	0.9x	4.0x	$46.6	$2.06	$5.14	$2.94	$13.60
P / Tang. Book	0.6x	1.0x	1.0x	1.4x	$22.7	$1.01	$1.67	$1.64	$2.38

6/29/2020 Discussion Materials[4]

	Valuation Multiple				Alpha	Illustrative Output [5]			
	Low	Average	Median	High	Metric ($M)	Low	Average	Median	High
Mid and Large-Cap. Wealth-Focused Broker Dealers									
P / LTM Revenue	0.8x	1.0x	1.0x	1.4x	$213.9	$13.38	$16.61	$15.93	$22.00
P / LTM EPS	4.9x	8.2x	9.2x	10.2x	($0.3) [3]	NM (< $0)	NM (< $0)	NM (< $0)	NM (< $0)
P / Book	1.0x	2.4x	1.3x	5.7x	$47.7	$3.43	$8.45	$4.72	$20.07
P / Tang. Book	1.5x	1.8x	1.6x	2.7x	$28.8	$3.14	$3.91	$3.37	$5.75
Small Cap Diversified Broker Dealers									
P / LTM Revenue	0.2x	0.5x	0.4x	1.0x	$213.9	$3.65	$7.83	$5.97	$16.30
P / LTM EPS	4.9x	4.9x	4.9x	4.9x	($0.3) [3]	NM (< $0)	NM (< $0)	NM (< $0)	NM (< $0)
P / Book	0.4x	1.1x	0.6x	3.1x	$47.7	$1.48	$3.92	$2.28	$10.85
P / Tang. Book	0.4x	0.7x	0.7x	1.0x	$28.8	$0.93	$1.54	$1.56	$2.11

Source: Financial and market data in U.S. dollars; Financial data from publicly available filings
Note: Implied values shown are solely illustrative and do not purport to be valuation advice in respect to Alpha

Note: "NM" indicates that output is negative
(1) Financial data for the period ended 9/30/2020; Market data as of 1/4/2021
(2) Calculated based on 13,639,622 shares outstanding
(3) Includes net income attributable to non-controlling interests
(4) Financial data for the period ended 3/31/2020; Market data as of 6/26/2020
(5) Calculated based on 13,476,519 shares outstanding

Selected Precedent Transactions Data

Illustrative Implied Price per Share Matrix

Current[1]

	Valuation Multiple				Alpha	Illustrative Output [2]			
	Low	Average	Median	High	Metric ($M)	Low	Average	Median	High
Independent Broker-Dealers									
Transaction Value / LTM Revenue	0.3x	0.9x	0.8x	1.8x	$229.9	$5.45	$14.81	$12.99	$30.87
Transaction Value / LTM EBITDA	6.0x	11.4x	11.3x	18.0x	($4.9)	NM (< $0)	NM (< $0)	NM (< $0)	NM (< $0)
Full-Service Broker-Dealers									
Transaction Value / LTM Revenue	0.4x	0.8x	0.5x	1.6x	$229.9	$7.12	$13.06	$8.83	$27.46
Transaction Value / LTM EBITDA	4.2x	5.0x	5.0x	5.9x	($4.9)	NM (< $0)	NM (< $0)	NM (< $0)	NM (< $0)

6/29/2020 Discussion Materials[3]

	Valuation Multiple				Alpha	Illustrative Output [4]			
	Low	Average	Median	High	Metric ($M)	Low	Average	Median	High
Independent Broker-Dealers									
Transaction Value / LTM Revenue	0.3x	0.8x	0.7x	1.8x	$213.9	$5.13	$13.20	$11.69	$29.07
Transaction Value / LTM EBITDA	6.0x	13.0x	13.8x	18.0x	($0.1)	NM (< $0)	NM (< $0)	NM (< $0)	NM (< $0)
Full-Service Broker-Dealers									
Transaction Value / LTM Revenue	0.4x	0.8x	0.5x	1.6x	$213.9	$6.70	$12.30	$8.31	$25.86
Transaction Value / LTM EBITDA	4.2x	5.0x	5.0x	5.9x	($0.1)	NM (< $0)	NM (< $0)	NM (< $0)	NM (< $0)

Source: Financial data in U.S. dollars and based available public filings
Note: Implied values shown are solely illustrative and do not purport to be valuation advice in respect to Alpha

Note: "NM" indicates that output is negative
(1) Financial data for the period ended 9/30/2020
(2) Calculated based on 13,639,622 shares outstanding
(3) Financial data for the period ended 3/31/2020
(4) Calculated based on 13,476,519 shares outstanding

Preliminary – Subject to Modification

Selected Precedent Transactions Data

($US in millions)				Target KPIs		Valuation Multiples @ Announcement	
Company Names		Date of	Announced	Number of	Assets Under	LTM	LTM
Acquirer	Target	Announce	Transaction Value	Financial Advisors	Management ($B)	Revenue	EBITDA
Independent Broker-Dealers							
LPL Financial	Wealth Management Business of Waddell & Reed	12/02/20	$300.0	900	$63	0.6x	6.5x[1]
Macquarie Asset Management	Waddell & Reed Financial, Inc.	12/02/20	$1,563.7	1,316[2]	$131	1.5x	10.6x
LPL Financial	E.K. Riley Investments	05/27/20	NA	35	$2	NA	6.0x[3]
LPL Financial	Lucia Securities	04/28/20	NA	20	$2	NA	6.0x[3]
Advisor Group	Ladenburg Thalmann Financial Services Inc.	11/12/19	$1,300.0[4]	4,400	$181	0.9x	12.1x[5]
Reverence Capital Partners	Advisor Group	05/10/19	NA	7,000	$268	NA	NA
Blucora, Inc.	1st Global, Inc.	03/19/19	$180.0	~850	$18	1.0x	18.0x[6]
Warburg Pincus	Kestra Financial, Inc.	02/25/19	NA	2,000	NA	NA	NA
Genstar Capital	Cetera Financial Group	07/17/18	NA	~8,000	NA	NA	NA
LPL Financial	National Planning Holdings, Inc.	08/16/17	$325.0[7]	3,200	$120	0.4x[8]	NA
Kestra Financial, Inc.	H. Beck, Inc.	08/08/17	NA	600	NA	NA	NA
Stone Point Capital	Kestra Financial, Inc.	04/04/16	NA	1,700	NA	NA	NA
Blucora, Inc.	HD Vest Financial Services	10/14/15	$580.0[9]	4,500	$36	1.8x[10]	15.5x[10]
RCS Capital Corporation	J.P. Turner & Company, LLC	01/17/14	$27.0[9]	325	$4	0.3x[11]	13.8x[12]
RCS Capital Corporation	Cetera Financial Group	01/16/14	$1,150.0	6,833	$152	1.1x[13]	16.8x[13]
RCS Capital Corporation	Summit Financial Services Group, Inc.	11/16/13	$49.0	305	$8	0.6x	8.8x
RCS Capital Corporation	Investors Capital Holdings, Ltd.	10/02/13	$52.5	452	$9	0.6x	NM

Independent Broker-Dealer Metrics:		
Low:	**0.3x**	**6.0x**
Average:	**0.9x**	**11.4x**
Median:	**0.8x**	**11.3x**
High:	**1.8x**	**18.0x**

Acquirer	Target	Date of Announce	Announced Transaction Value	Number of Financial Advisors	Assets Under Management ($B)	LTM Revenue	LTM EBITDA
Full-Service Broker-Dealers							
Stifel Financial Corp.	GMP Capital Inc.	06/17/19	$52.0	NA	NA	0.4x[14]	4.2x[14]
Stifel Financial Corp.	Ziegler Wealth Management	10/30/17	NA	NA	NA	NA	NA
B. Riley Financial, Inc.	Wunderlich Securities	05/18/17	$67.0	219	$10	0.6x	5.9x
B. Riley Financial, Inc.	FBR & Co.	02/21/17	$160.2	NA	NA	1.6x	NM
Stifel Financial Corp.	City Financial Corporation	09/13/16	NA	40	$4	NA	NA
INTL FCStone Inc.	Sterne, Agee & Leach, Inc. (Clearing & Independent Wealth Mgmt Businesses)	06/27/16	$50.0	160	$11	NA	NA
Stifel Financial Corp.	Sterne, Agee & Leach, Inc.	02/23/15	$150.0[15]	730	$20	0.5x	NA
B. Riley Financial, Inc.	MK Capital Advisors LLC	02/02/15	$5.2[16]	NA	NA	NA	NA

Full-Service Broker-Dealer Metrics:		
Low:	**0.4x**	**4.2x**
Average:	**0.8x**	**5.0x**
Median:	**0.5x**	**5.0x**
High:	**1.6x**	**5.9x**

Sources: Public filings and investor presentations
Note: "NM" indicates that deal multiple is negative
(1) Represents estimated transaction multiple of ~6.5x or lower, per publicly disclosed company management estimates; Calculated based on estimated $50M+ of run-rate EBITDA relative to ~$335M total consideration
(2) Headcount as of 3/31/2020; Includes 922 financial advisors and 394 licensed associates
(3) Based on a transaction multiple of 6x post-synergy EBITDA, per publicly disclosed company management estimates
(4) Based on approximate enterprise value of $1,300 million
(5) Calculated based on reported adjusted EBITDA
(6) EBITDA multiple is calculated based on 2018A core EBITDA of $10 million
(7) Announced transaction value excludes $123 million in contingent payments
(8) Revenue multiple is based off of full-year 2016 revenue of $909.4 million
(9) Announced transaction value excludes earn-out payments
(10) Calculated based on figures for the twelve months ended September 30, 2015
(11) Calculated based on a weighted average revenue per advisor of $257K as of December 31, 2013
(12) Calculated based on pro forma adjusted EBITDA
(13) Includes results of operations for Cetera, Walnut Street Securities and Tower Square Securities for the twelve months ended December 31, 2013. Cetera acquired Walnut Street Securities and Tower Square Securities in the third quarter of 2013
(14) Revenue and EBITDA multiples are based on full-year 2018 metrics for GMP's capital markets business and GMP USA
(15) Announced transaction value excludes retention
(16) Announced transaction value excludes contingent consideration of $4.2 million

KBW KEEFE, BRUYETTE & WOODS
A Stifel Company